Consent of Independent Certified Public Accountants

     We have issued our report dated October 23, 1998 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 284 as of September 30, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
 January 25, 1999